Exhibit 5.1

Squire, Sanders & Dempsey L.L.P.

One Maritime Plaza, Suite 300 San Francisco, CA 94111-3492

Office: +1.415.954.0200 Fax: +1.415.393.9887
December 15, 2008
UCBH Holdings, Inc.
555 Montgomery Street
San Francisco, CA 94111

Re:	Resale Registration Statement on Form S-3 of UCBH Holdings, Inc. on behalf of Selling Securityholders
Ladies and Gentlemen:
We have acted as counsel to UCBH Holdings, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this opinion, on behalf of selling securityholders (the “Selling Securityholders”), relating to (i) shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share (“Series C Preferred”), (ii) a warrant dated November 14, 2008 to purchase common stock, par value $0.01 per share, of the Company (“Common Stock”) and (iii) 7,847,732 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares,” and together with Series C Preferred and the Warrant, the “Securities”). The Series C Preferred and Warrant were issued pursuant to a Letter Agreement, dated as of November 14, 2008, incorporating the terms of the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”) between the Company and the United States Department of the Treasury.
We have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Purchase Agreement, the Warrant, the certificate of incorporation and bylaws of the Company, as amended, and such corporate records of the Company, and such other documents as we have deemed necessary for purpose of rendering the opinions hereinafter set forth. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.
Our opinion below, insofar as it relates to the Preferred Shares and Warrant to be sold by the Selling Securityholders being fully paid, is based solely on a certificate of an officer of the Company confirming the Company’s receipt of the consideration called for by the Purchase Agreement.
We have also assumed that, prior to the offer and sale of the securities, the registration requirements of the Securities Act and all applicable requirements of state laws regulating the sale of the Securities will have been duly satisfied.
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Tallahassee • Tampa • Tysons Corner • Washington DC • West Palm Beach | Caracas • Rio de Janeiro • Santo Domingo
Sao Paulo | Bratislava • Brussels • Budapest • Frankfurt • Kyiv London • Moscow • Prague • Warsaw | Beijing • Hong Kong
Shanghai • Tokyo | Associated Firms: Bucharest • Buenos Aires • Dublin • Santiago
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UCBH Holdings, Inc. December 15, 2008 Page 2	Squire, Sanders & Dempsey L.L.P.
We do not express any opinion herein concerning any law other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware.
Subject to the foregoing and the other matters set forth herein, it is our opinion that (i) Series C Preferred and the Warrant to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable and (ii) upon issuance in accordance with the terms of the Warrant, the Warrant Shares to be sold by the Selling Securityholders shall have been duly authorized, validly issued, fully paid and nonassessable.
This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may be hereafter brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Squire, Sanders & Dempsey L.L.P.